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                                                                    EXHIBIT 10.5

                         ACCESS TELEVISION NETWORK, INC.
                                STOCK BONUS PLAN


                                     PURPOSE

     The purpose of this Stock Bonus Plan (the "Plan") is to provide a pool of shares of the common stock, $.01 par value per share (the "Bonus Shares"), of Access Television Network, Inc. (the "Company") for distribution as bonuses hereunder to employees of the Company, as a performance incentive in recognition of loyal and exemplary service.

                              GOVERNlNG PROVISIONS

     1. Number of Bonus Shares. The total number of shares of common stock of the Company available for grant as Bonus Shares hereunder shall be 6,773 in the aggregate. The number of Bonus Shares available at any time for grant hereunder shall be adjusted for stock dividends, stock splits, subdivisions, consolidations, combinations, reclassifications, recapitalizations and the like affecting the Company's common stock after the effective date of the Plan. The Company shall be under no obligation to grant all or any portion of such shares as bonuses to employees hereunder.

     2. Administration. (a) The Plan shall be administered by the Company's Chief Executive Officer or such other officer of the Company as shall be designated expressly by the Company's Board of Directors to administer the Plan (the "Administrator").

     (b) Subject to the other provisions of the Plan, the Administrator shall have full and final authority and power to determine all matters relating to the grant of Bonus Shares hereunder, including without limitation the employees of the Company to whom Bonus Shares shall be granted, the number of shares in each such grant, the amount of payment, if any, by the grantee for the Bonus Shares and the applicable restrictions (including vesting schedules), if any, with respect to such Bonus Shares. At the Administrator's discretion, a grantee may be required to execute a Stock Bonus Agreement and other applicable documentation, including a stock power, in form satisfactory to the Administrator, setting forth any such applicable restrictions. If Bonus Shares are subject to a vesting schedule, the unvested shares shall be subject, in the Administrator's discretion, to prohibitions on transfer and to cancellation upon the occurrence of certain circumstances more particularly described in the Stock Bonus Agreement. Nothing herein shall be construed to give any individual the right to be granted Bonus Shares. The Administrator shall have the authority and power to adopt such rules and regulations and to take such other action as is considered advisable for administration of the Plan.

     3. Eligibility. Employees of the Company other than the Administrator may be granted Bonus Shares for loyal and exemplary past or future services to the Company. Other than initial grants of Bonus Shares made hereunder prior to May __, 1996 (which may be made to any employee of the Company without regard to the period he has been employed by the Company), grants of Bonus Shares may be made hereunder only to employees who have completed one year or more as a full time employee of the Company. Where Bonus Shares are granted as an incentive for the performance of future services, the grantee shall agree that if his employment with the Company is terminated for any reason other than death or disability within six months after the date the Bonus Shares are granted, the

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Company may, in its sole discretion, rescind the transfer of any common stock to the grantee that was made upon the grant of the Bonus Shares.

     4. Reoffer of Banus Shares to the Company. Prior to any sale or other transfer of Bonus Shares by the grantee thereof within one year of the date of grant, the grantee shall first offer to sell such Bonus Shares to the Company at their then Fair Market Value by delivering written notice thereof to the Company. The "Fair Market Value" of a share of the Company's common stock shall be the last reported sale price of the stock on Nasdaq on the day the determination is to be made, or if no sale took place on such day, the average of the closing bid and asked prices of the stock on Nasdaq on such day, or if the market is closed on such day, the last day prior to the date of determination on which the market was open for the transaction of business, as reported by Nasdaq. If, however, the stock is listed or admitted for trading on a national securities exchange, the Fair Market Value of a share of the stock shall be the last sales price, or if no sales took place, the average of the closing bid and asked prices on the day the determination is to be made, or if the market is closed on such day, the last day prior to the date of determination on which the market was open for the transaction of business, as reported in the principal consolidated transaction reporting system for the principal national securities exchange on which the stock is listed or admitted for trading. If the Company's common stock is not listed or traded on Nasdaq or on any national securities exchange, the Fair Market Value shall be as determined by the Administrator, or in accordance with procedures established by him, in good faith. If the Company does not accept the grantee's offer within 10 business days after receipt thereof, the grantee shall be free to sell such shares to a third party at a price equal to or greater than Fair Market Value, subject to applicable restrictions on transfer.

     5. Payment of Taxes. At such time as the grant of Bonus Shares hereunder becomes taxable for federal income tax purposes, the grantee shall make arrangements, satisfactory to the Company, for the payment of applicable federal, state and local taxes (including withholding taxes) that become payable with repect to such Bonus Shares. If the grant is subject to a vesting schedule or certain other restrictions, and the grantee files an election under Section 83(b) of the Internal Revenue Code with respect to the Bonus Shares, the grantee shall inform the Company of such election, and shal1 furnish the Company with a copy of such election statement within 30 days after submission thereof to the Internal Revenue Service.

     6. Term; Amendment. The Plan shall be effective from the date of its adoption by the Board of Directors of the Company and shall terminate upon the earlier of the grant of all shares authorized hereunder or the adoption by the Board of Directors of a resolution to that effect. The Plan may be amended at any time by of the Board of Directors.

     Adopted this 3Oth day of April 1996


                                        ACCESS TELEVISION NETWORK,
                                        INC., a Delaware corporation




                                        By: /s/ William R. Cullen
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